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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 2002.

                                                      REGISTRATION NO. 333-85908


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             WILD OATS MARKETS, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                    84-1100630
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                               3375 MITCHELL LANE
                                BOULDER, CO 80301
                                 (303) 440-5220
          (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                               -------------------

                                EDWARD F. DUNLAP
                             CHIEF FINANCIAL OFFICER
                             WILD OATS MARKETS, INC.
                               3375 MITCHELL LANE
                                BOULDER, CO 80301
                                 (303) 440-5220

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                            FRANCIS R. WHEELER, ESQ.
                               COOLEY GODWARD LLP
                       380 INTERLOCKEN CRESCENT, SUITE 900
                                BOULDER, CO 80021
                                 (720) 566-4000

                               -------------------

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EXPLANATORY NOTE


Wild Oats Markets, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Reg. No. 333-85908) (the "Registration Statement"), which originally registered 123,153 shares of Common Stock, par value $0.001 per share of the Registrant for resale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister 11,884 shares originally registered by the Registration Statement that remain unsold as of the termination of the offering.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on May 28, 2002.


                               Wild Oats Markets, Inc.


Date: May 28, 2002             By: /s/ Edward F. Dunlap
                                   --------------------------------
                                   Edward F. Dunlap
                                   Executive Officer and Chief Financial Officer (Principal Financial and Accounting Officer)


Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


            Signature                    Title                          Date
            ---------                    -----                          ----


By:            *                Chief Executive Officer,
    -----------------------     President and Director              May 28, 2002
    Perry D. Odak


By: /s/ Edward F. Dunlap
    -----------------------     Chief Financial Officer             May 28, 2002
    Edward F. Dunlap


By:            *
    -----------------------     Chairman                            May 28, 2002
    John A. Shields


By:            *
    -----------------------     Vice Chairman                       May 28, 2002
    David M. Chamberlain


By:            *
    -----------------------     Director                            May 28, 2002
    Brian K. Devine


By:            *
    -----------------------     Director                            May 28, 2002
    David L. Ferguson


By:            *
    -----------------------     Director                            May 28, 2002
    James B. McElwee


By:            *
    -----------------------     Director                            May 28, 2002
    Mo J. Siegel


*By: /s/ Freya R. Brier
     ----------------------     Attorney in Fact                    May 28, 2002
     Freya R. Brier,
     as Attorney in Fact